Exhibit 99.1

E*TRADE Financial Corporation Announces Second Quarter 2015 Results

NEW YORK--(BUSINESS WIRE)--July 23, 2015--E*TRADE Financial Corporation (NASDAQ: ETFC):

Second Quarter Results

  Net income of $292 million, or $0.99 per diluted share
  Net income of $72 million(1), or $0.25 per diluted share(1), excluding an income tax benefit related to finalizing an IRS audit
  Total net revenue of $445 million
  Total operating expenses of $309 million, including severance of $6 million and $9 million related to a third party contract amendment
  Provision for loan losses of $3 million
  Daily Average Revenue Trades (DARTs) of 149,000
  End of period margin receivables of $8.1 billion
  Net new brokerage accounts of 25,000 and an annualized attrition rate of 8.7 percent, excluding the impact of escheatment and shutting down the global trading platform(2)
  Net new brokerage assets of $0.9 billion; end of period total customer assets of $302 billion

E*TRADE Financial Corporation (NASDAQ: ETFC) today announced results for its second quarter ended June 30, 2015, reporting net income of $292 million, or $0.99 per diluted share. This compares to $40 million, or $0.14 per diluted share, in the prior quarter and net income of $69 million, or $0.24 per diluted share, in the second quarter of 2014. Excluding a $220 million income tax benefit related to finalizing an IRS audit, net income would have been $72 million(1), or $0.25 per diluted share(1). This compares with adjusted net income of $85 million(1), or $0.29 per diluted share(1), in the prior quarter which excludes a charge related to early extinguishment of corporate debt. Total net revenue of $445 million decreased from $456 million in the prior quarter and increased from $438 million in the second quarter of 2014.

“We had a sound second quarter as we continued to make progress on key customer and capital initiatives,” said Paul Idzik, Chief Executive Officer. “Despite slower trading volumes across the industry, our business continued to grow, with customer margin receivables just below record highs and total customer assets surpassing $300 billion. We maintained our steady drumbeat of customer-led innovations, and on the capital front, we performed well in our second annual Dodd-Frank Act Stress Tests, distributed more than $140 million in capital to the parent, and recently finalized the move of our clearing broker out from under our bank. I am encouraged by the runway we’ve established and by the team’s ability to continue driving value for our customers and owners.”

E*TRADE reported DARTs of 149,000 during the quarter, a decrease of 12 percent from the prior quarter and a decrease of 4 percent versus the same quarter a year ago.

The Company ended the quarter with 3.2 million brokerage accounts, an increase of 19,000 from the prior quarter. Excluding closed accounts from the escheatment of unclaimed property, and the shutdown of the Company’s global trading platform, net new accounts were 25,000. This compared with 39,000 net new brokerage accounts in the prior quarter and 33,000 in the second quarter of 2014. Excluding these unique items, brokerage account attrition would have been 8.7 percent annualized.

The Company ended the quarter with $302 billion in total customer assets, compared with $299 billion at the end of the prior quarter and $281 billion from a year ago.

During the quarter, customers added $0.9 billion in net new brokerage assets. Brokerage related cash increased by $0.4 billion to $42.0 billion during the second quarter. Customers were net buyers of approximately $0.3 billion of securities. Margin receivables averaged $8.1 billion in the quarter, up 3 percent from the prior quarter and 11 percent year over year, ending the quarter at $8.1 billion.

Corporate cash ended the quarter at $406 million(3), an increase of $148 million from the prior quarter, primarily due to a $51 million dividend from E*TRADE Securities and a $92 million dividend from the bank.

Net operating interest income(4) for the second quarter was $267 million, down from $271 million in the prior quarter and flat with $267 million a year ago. Second quarter results reflected a net interest spread of 2.50 percent on average interest-earning assets of $42.3 billion, compared with 2.62 percent on $41.1 billion in the prior quarter and 2.55 percent on $41.4 billion in the second quarter of 2014.

Commissions, fees and service charges(4), and other revenue in the second quarter were $167 million, down from $176 million in the prior quarter and up from $164 million in the second quarter of 2014. Average commission per trade for the quarter was $10.96, compared with $10.94 in the prior quarter and $10.72 in the second quarter of 2014.

Total net revenue in the quarter also included $11 million of net gains on loans and securities. This compared with $9 million in the prior quarter and $7 million in the second quarter of 2014.

Total operating expenses in the quarter of $309 million increased $9 million sequentially and increased $25 million from the year ago period. Expenses included $6 million of executive severance and $9 million related to a third party contract amendment.

The Company’s loan portfolio ended the quarter at $5.7 billion, contracting approximately $0.4 billion from the prior quarter. Second quarter provision for loan losses of $3 million decreased from $5 million in the previous quarter.

Net charge-offs in the quarter were $3 million compared with $7 million in the prior quarter. The allowance for loan losses ended the quarter at $402 million, flat with the prior quarter.

As of June 30, 2015, the Company reported bank and consolidated Tier 1 leverage ratios of 9.8 percent(5) and 8.5 percent(6), compared with 9.8 percent(5) and 8.4 percent(6) in the previous quarter.

Historical metrics and financials can be found on the E*TRADE Financial corporate website at about.etrade.com.

The Company will host a conference call to discuss the results beginning at 5 p.m. ET today. This conference call will be available to domestic participants by dialing 800-617-1412 while international participants should dial +1 303-223-4365. A live audio webcast and replay of this conference call will also be available at about.etrade.com.

About E*TRADE Financial

E*TRADE Financial and its subsidiaries provide financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries and affiliates. More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements

The statements contained in this news release that are forward looking, including statements regarding progress on key customer and capital initiatives, continued growth in our business and the ability to drive value for customers and owners are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, and are subject to a number of uncertainties and risks. Actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include, but are not limited to, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the uncertainty surrounding the foreclosure process, and the potential negative regulatory consequences resulting from the implementation of financial regulatory reform as well as from actions by or more restrictive policies or interpretations of the Federal Reserve and the Office of the Comptroller of the Currency or other regulators. Further information about these risks and uncertainties can be found in the annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE Financial Corporation with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2015 E*TRADE Financial Corporation. All rights reserved.

Financial Statements

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue:
Operating interest income	$310	$319	$626	$638
Operating interest expense	(43)	(52)	(88)	(108)
Net operating interest income	267	267	538	530
Commissions	103	105	217	233
Fees and service charges	55	49	107	99
Principal transactions	-	-	-	10
Gains on loans and securities, net	11	7	20	22
Other revenues	9	10	19	19
Total non-interest income	178	171	363	383
Total net revenue	445	438	901	913
Provision for loan losses	3	12	8	16
Operating expense:
Compensation and benefits	118	99	231	197
Advertising and market development	32	33	66	67
Clearing and servicing	25	23	49	51
FDIC insurance premiums	11	19	29	43
Professional services	26	28	53	52
Occupancy and equipment	22	19	43	37
Communications	19	18	38	36
Depreciation and amortization	20	20	40	41
Amortization of other intangibles	5	6	10	11
Facility restructuring and other exit activities	2	1	6	4
Other operating expenses	29	18	44	35
Total operating expense	309	284	609	574
Income before other income (expense) and income tax (benefit) expense	133	142	284	323
Other income (expense):
Corporate interest expense	(15)	(29)	(36)	(57)
Losses on early extinguishment of debt	-	-	(73)	(12)
Equity in income (loss) of investments and other	(1)	(1)	5	2
Total other income (expense)	(16)	(30)	(104)	(67)
Income before income tax (benefit) expense	117	112	180	256
Income tax (benefit) expense	(175)	43	(152)	90
Net income	$292	$69	$332	$166

Basic earnings per share	$1.01	$0.24	$1.15	$0.57
Diluted earnings per share	$0.99	$0.24	$1.13	$0.56
Shares used in computation of per share data:
Basic (in thousands)	290,086	288,705	289,915	288,380
Diluted (in thousands)	294,936	293,826	294,912	293,813

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2015	2015	2014

Revenue:
Operating interest income	$310	$316	$319
Operating interest expense	(43)	(45)	(52)
Net operating interest income	267	271	267
Commissions	103	114	105
Fees and service charges	55	52	49
Gains on loans and securities, net	11	9	7
Other revenues	9	10	10
Total non-interest income	178	185	171
Total net revenue	445	456	438
Provision for loan losses	3	5	12
Operating expense:
Compensation and benefits	118	113	99
Advertising and market development	32	34	33
Clearing and servicing	25	24	23
FDIC insurance premiums	11	18	19
Professional services	26	27	28
Occupancy and equipment	22	21	19
Communications	19	19	18
Depreciation and amortization	20	20	20
Amortization of other intangibles	5	5	6
Facility restructuring and other exit activities	2	4	1
Other operating expenses	29	15	18
Total operating expense	309	300	284
Income before other income (expense) and income tax (benefit) expense	133	151	142
Other income (expense):
Corporate interest expense	(15)	(21)	(29)
Losses on early extinguishment of debt	-	(73)	-
Equity in income (loss) of investments and other	(1)	6	(1)
Total other income (expense)	(16)	(88)	(30)
Income before income tax (benefit) expense	117	63	112
Income tax (benefit) expense	(175)	23	43
Net income	$292	$40	$69

Basic earnings per share	$1.01	$0.14	$0.24
Diluted earnings per share	$0.99	$0.14	$0.24
Shares used in computation of per share data:
Basic (in thousands)	290,086	289,741	288,705
Diluted (in thousands)	294,936	294,722	293,826

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In millions, except share data)
(Unaudited)

	June 30,	March 31,	December 31,
	2015	2015	2014
ASSETS
Cash and equivalents	$1,872	$1,025	$1,783
Cash required to be segregated under federal or other regulations	767	849	555
Available-for-sale securities	13,866	13,841	12,388
Held-to-maturity securities	12,291	12,517	12,248
Margin receivables	8,139	8,220	7,675
Loans receivable, net	5,252	5,664	5,979
Investment in FHLB stock	89	86	88
Property and equipment, net	238	241	245
Goodwill	1,792	1,792	1,792
Other intangibles, net	184	189	194
Other assets	2,625	2,401	2,583
Total assets	$47,115	$46,825	$45,530

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$26,214	$26,272	$24,890
Securities sold under agreements to repurchase	3,617	3,668	3,672
Customer payables	6,702	6,293	6,455
FHLB advances and other borrowings	1,309	1,304	1,299
Corporate debt	1,023	1,025	1,366
Other liabilities	2,536	2,810	2,473
Total liabilities	41,401	41,372	40,155

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 400,000,000 at
June 30, 2015, March 31, 2015 and December 31, 2014, shares issued and outstanding: 290,236,778 at June 30, 2015, 289,897,529 at
March 31, 2015 and 289,272,576 at December 31, 2014	3	3	3
Additional paid-in-capital	7,361	7,350	7,350
Accumulated deficit	(1,397)	(1,689)	(1,729)
Accumulated other comprehensive loss	(253)	(211)	(249)
Total shareholders' equity	5,714	5,453	5,375
Total liabilities and shareholders' equity	$47,115	$46,825	$45,530

Segment Reporting

	Three Months Ended June 30, 2015
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(7)	Total
	(In millions)
Revenue:
Operating interest income	$180	$209	$1	$(80)	$310
Operating interest expense	(2)	(121)	-	80	(43)
Net operating interest income	178	88	1	-	267
Commissions	103	-	-	-	103
Fees and service charges	55	-	-	-	55
Gains on loans and securities, net	-	11	-	-	11
Other revenues	8	1	-	-	9
Total non-interest income	166	12	-	-	178
Total net revenue	344	100	1	-	445
Provision for loan losses	-	3	-	-	3
Operating expense:
Compensation and benefits	75	3	40	-	118
Advertising and market development	32	-	-	-	32
Clearing and servicing	17	8	-	-	25
FDIC insurance premiums	-	11	-	-	11
Professional services	13	-	13	-	26
Occupancy and equipment	18	1	3	-	22
Communications	18	-	1	-	19
Depreciation and amortization	15	-	5	-	20
Amortization of other intangibles	5	-	-	-	5
Facility restructuring and other exit activities	-	-	2	-	2
Other operating expenses	21	3	5	-	29
Total operating expense	214	26	69	-	309
Segment income (loss) before other income (expense)	130	71	(68)	-	133
Other income (expense):
Corporate interest expense	-	-	(15)	-	(15)
Equity in income (loss) of investments and other	-	-	(1)	-	(1)
Total other income (expense)	-	-	(16)	-	(16)
Segment income (loss)	$130	$71	$(84)	$-	$117

	Three Months Ended March 31, 2015
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(7)	Total
	(In millions)

Revenue:
Operating interest income	$169	$218	$-	$(71)	$316
Operating interest expense	(4)	(112)	-	71	(45)
Net operating interest income	165	106	-	-	271
Commissions	114	-	-	-	114
Fees and service charges	52	-	-	-	52
Gains on loans and securities, net	-	9	-	-	9
Other revenues	8	2	-	-	10
Total non-interest income	174	11	-	-	185
Total net revenue	339	117	-	-	456
Provision for loan losses	-	5	-	-	5
Operating expense:
Compensation and benefits	78	4	31	-	113
Advertising and market development	34	-	-	-	34
Clearing and servicing	16	8	-	-	24
FDIC insurance premiums	-	18	-	-	18
Professional services	13	2	12	-	27
Occupancy and equipment	17	-	4	-	21
Communications	19	-	-	-	19
Depreciation and amortization	16	-	4	-	20
Amortization of other intangibles	5	-	-	-	5
Facility restructuring and other exit activities	-	-	4	-	4
Other operating expenses	5	4	6	-	15
Total operating expense	203	36	61	-	300
Segment income (loss) before other income (expense)	136	76	(61)	-	151
Other income (expense):
Corporate interest expense	-	-	(21)	-	(21)
Losses on early extinguishment of debt	-	-	(73)	-	(73)
Equity in income of investments and other	-	-	6	-	6
Total other income (expense)	-	-	(88)	-	(88)
Segment income (loss)	$136	$76	$(149)	$-	$63

	Three Months Ended June 30, 2014
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(7)	Total
	(In millions)
Revenue:
Operating interest income	$152	$233	$-	$(66)	$319
Operating interest expense	(4)	(114)	-	66	(52)
Net operating interest income	148	119	-	-	267
Commissions	105	-	-	-	105
Fees and service charges	48	1	-	-	49
Gains on loans and securities, net	-	7	-	-	7
Other revenues	8	2	-	-	10
Total non-interest income	161	10	-	-	171
Total net revenue	309	129	-	-	438
Provision for loan losses	-	12	-	-	12
Operating expense:
Compensation and benefits	69	3	27	-	99
Advertising and market development	33	-	-	-	33
Clearing and servicing	14	9	-	-	23
FDIC insurance premiums	-	19	-	-	19
Professional services	15	1	12	-	28
Occupancy and equipment	15	-	4	-	19
Communications	17	-	1	-	18
Depreciation and amortization	16	-	4	-	20
Amortization of other intangibles	6	-	-	-	6
Facility restructuring and other exit activities	-	-	1	-	1
Other operating expenses	11	4	3	-	18
Total operating expense	196	36	52	-	284
Segment income (loss) before other income (expense)	113	81	(52)	-	142
Other income (expense):
Corporate interest expense	-	-	(29)	-	(29)
Equity in income (loss) of investments and other	-	-	(1)	-	(1)
Total other income (expense)	-	-	(30)	-	(30)
Segment income (loss)	$113	$81	$(82)	$-	$112

Key Performance Metrics(8)

Corporate Metrics	Qtr ended 6/30/15	Qtr ended 3/31/15	Qtr ended 6/30/15 vs. 3/31/15	Qtr ended 6/30/14	Qtr ended 6/30/15 vs. 6/30/14

Operating margin %(9)
Consolidated	30%	33%	(3)%	32%	(2)%
Trading and Investing	38%	40%	(2)%	37%	1%
Balance Sheet Management	71%	65%	6%	63%	8%

Employees	3,260	3,250	0%	3,113	5%
Consultants and other	100	105	(5)%	142	(30)%
Total headcount	3,360	3,355	0%	3,255	3%

Book value per share	$19.69	$18.81	5%	$17.97	10%
Tangible book value per share(10)	$14.31	$13.38	7%	$12.34	16%

Corporate cash ($MM)(3)	$406	$258	57%	$570	(29)%

Enterprise net interest spread (basis points)(11)	250	262	(5)%	255	(2)%
Enterprise interest-earning assets, average ($MM)	$42,331	$41,086	3%	$41,395	2%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Net income	$292	$40	630%	$69	323%
Income tax (benefit) expense	(175)	23	(861)%	43	(507)%
Depreciation & amortization	25	25	0%	26	(4)%
Corporate interest expense	15	21	(29)%	29	(48)%
EBITDA	$157	$109	44%	$167	(6)%

Interest coverage(12)	10.9	5.2	N.M.	5.8	N.M.

E*TRADE Bank net income ($MM)(13)	$114	$92	24%	$106	8%

Trading and Investing Metrics

Trading days	63.0	61.0	N.M.	63.0	N.M.

DARTs	149,448	169,951	(12)%	155,194	(4)%

Total trades (MM)	9.4	10.4	(10)%	9.8	(4)%
Average commission per trade	$10.96	$10.94	0%	$10.72	2%

End of period margin receivables ($B)	$8.1	$8.2	(1)%	$7.3	11%
Average margin receivables ($B)	$8.1	$7.9	3%	$7.3	11%

Gross new brokerage accounts	94,716	107,887	(12)%	99,136	(4)%
Gross new stock plan accounts	66,870	65,133	3%	59,084	13%
Gross new banking accounts	1,208	1,249	(3)%	2,001	(40)%
Closed accounts	(129,538)	(131,040)	N.M.	(117,670)	N.M.
Net new accounts	33,256	43,229	N.M.	42,551	N.M.

Net new brokerage accounts(2)	18,687	38,716	N.M.	33,005	N.M.
Net new stock plan accounts	20,489	9,684	N.M.	17,787	N.M.
Net new banking accounts	(5,920)	(5,171)	N.M.	(8,241)	N.M.
Net new accounts	33,256	43,229	N.M.	42,551	N.M.

End of period brokerage accounts(2)	3,201,326	3,182,639	1%	3,102,966	3%
End of period stock plan accounts	1,293,957	1,273,468	2%	1,246,182	4%
End of period banking accounts	350,953	356,873	(2)%	379,307	(7)%
End of period total accounts	4,846,236	4,812,980	1%	4,728,455	2%

Annualized brokerage account attrition rate(2)(14)	9.6%	8.8%	N.M.	8.6%	N.M.

Customer Assets ($B)
Security holdings	$215.2	$213.8	1%	$197.8	9%
Customer payables (cash)	6.7	6.3	6%	6.6	2%
Customer assets held by third parties(15)	14.6	14.9	(2)%	14.3	2%
Sweep deposits	20.7	20.4	1%	19.1	8%
Brokerage customer assets	257.2	255.4	1%	237.8	8%
Unexercised stock plan customer holdings (vested)	39.7	38.2	4%	37.1	7%
Savings, checking and other banking customer assets	5.5	5.8	(5)%	6.0	(8)%
Total customer assets	$302.4	$299.4	1%	$280.9	8%

Net new brokerage assets ($B)(16)	$0.9	$3.5	N.M.	$1.0	N.M.
Net new banking assets ($B)(16)	(0.3)	0.0	N.M.	(0.3)	N.M.
Net new customer assets ($B)(16)	$0.6	$3.5	N.M.	$0.7	N.M.

Brokerage related cash ($B)	$42.0	$41.6	1%	$40.0	5%
Other customer cash and deposits ($B)	5.5	5.8	(5)%	6.0	(8)%
Total customer cash and deposits ($B)	$47.5	$47.4	0%	$46.0	3%

Stock plan customer holdings (unvested) ($B)	$78.9	$79.2	0%	$73.6	7%

Customer net buy activity ($B)	$(0.3)	$(3.1)	N.M.	$(0.4)	N.M.

Balance Sheet Management Metrics

Loans receivable ($MM)
Average loans receivable	$5,862	$6,203	$(341)	$7,201	$(1,339)
Ending loans receivable, net	$5,252	$5,664	$(412)	$6,656	$(1,404)

Loan performance detail (all loans, including TDRs) ($MM)

One- to Four-Family
Current	$2,578	$2,687	$(109)	$3,100	$(522)
30-89 days delinquent	76	107	(31)	88	(12)
90-179 days delinquent	17	25	(8)	27	(10)
Total 30-179 days delinquent	93	132	(39)	115	(22)
180+ days delinquent (net of $48M, $47M and $58M in charge-offs for Q215, Q115 and Q214, respectively)	125	129	(4)	145	(20)
Total delinquent loans(17)	218	261	(43)	260	(42)
Gross loans receivable(18)	$2,796	$2,948	(152)	$3,360	(564)

Home Equity
Current	$2,322	$2,541	$(219)	$3,033	$(711)
30-89 days delinquent	61	77	(16)	56	5
90-179 days delinquent	33	27	6	32	1
Total 30-179 days delinquent	94	104	(10)	88	6
180+ days delinquent (net of $25M, $25M and $24M in charge-offs for Q215, Q115 and Q214, respectively)	42	42	-	45	(3)
Total delinquent loans(17)	136	146	(10)	133	3
Gross loans receivable(18)	$2,458	$2,687	(229)	$3,166	(708)

Consumer and Other
Current	$393	$423	$(30)	$519	$(126)
30-89 days delinquent	6	7	(1)	11	(5)
90-179 days delinquent	1	1	-	1	-
Total 30-179 days delinquent	7	8	(1)	12	(5)
180+ days delinquent	-	-	-	-	-
Total delinquent loans(17)	7	8	(1)	12	(5)
Gross loans receivable(18)	$400	$431	(31)	$531	(131)

Total Loans Receivable
Current	$5,293	$5,651	$(358)	$6,652	$(1,359)
30-89 days delinquent	143	191	(48)	155	(12)
90-179 days delinquent	51	53	(2)	60	(9)
Total 30-179 days delinquent	194	244	(50)	215	(21)
180+ days delinquent	167	171	(4)	190	(23)
Total delinquent loans(17)	361	415	(54)	405	(44)
Total gross loans receivable(18)	$5,654	$6,066	(412)	$7,057	(1,403)

TDR performance detail ($MM)(19)

One- to Four-Family TDRs
Current	$225	$219	$6	$244	$(19)
30-89 days delinquent	23	30	(7)	19	4
90-179 days delinquent	5	10	(5)	6	(1)
Total 30-179 days delinquent	28	40	(12)	25	3
180+ days delinquent (net of $26M, $24M and $25M in charge-offs for Q215, Q115 and Q214, respectively)	51	50	1	50	1
Total delinquent TDRs	79	90	(11)	75	4
TDRs	$304	$309	(5)	$319	(15)

Home Equity TDRs
Current	$176	$184	$(8)	$184	$(8)
30-89 days delinquent	14	17	(3)	15	(1)
90-179 days delinquent	7	6	1	8	(1)
Total 30-179 days delinquent	21	23	(2)	23	(2)
180+ days delinquent (net of $15M, $16M and $14M in charge-offs for Q215, Q115 and Q214, respectively)	19	18	1	19	-
Total delinquent TDRs	40	41	(1)	42	(2)
TDRs	$216	$225	(9)	$226	(10)

Total TDRs
Current	$401	$403	$(2)	$428	$(27)
30-89 days delinquent	37	47	(10)	34	3
90-179 days delinquent	12	16	(4)	14	(2)
Total 30-179 days delinquent	49	63	(14)	48	1
180+ days delinquent	70	68	2	69	1
Total delinquent TDRs	119	131	(12)	117	2
TDRs	$520	$534	(14)	$545	(25)

Capital Metrics(20)

E*TRADE Bank
Tier 1 leverage ratio(5)	9.8%	9.8%	0.0%	10.2%	(0.4)%
Tier 1 risk-based capital ratio(5)	45.4%	42.4%	3.0%	24.7%	20.7%
Total risk-based capital ratio(5)	46.7%	43.7%	3.0%	26.0%	20.7%
Common Equity Tier 1 ratio(5)	45.4%	42.4%	3.0%	24.7%	N.M.

E*TRADE Financial
Tier 1 leverage ratio(6)	8.5%	8.4%	0.1%	7.5%	1.0%
Tier 1 risk-based capital ratio(6)	37.7%	35.0%	2.7%	18.3%	19.4%
Total risk-based capital ratio(6)	42.3%	39.4%	2.9%	19.5%	22.8%
Common Equity Tier 1 ratio(6)	37.7%	35.0%	2.7%	15.8%	N.M.

Activity in Allowance for Loan Losses

	Three Months Ended June 30, 2015
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 3/31/15	$31	$360	$11	$402
Provision for loan losses	20	(15)	(2)	3
Charge-offs, net	(2)	-	(1)	(3)
Allowance for loan losses, ending 6/30/15	$49	$345	$8	$402

	Three Months Ended March 31, 2015
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 12/31/14	$27	$367	$10	$404
Provision for loan losses	5	(2)	2	5
Charge-offs, net	(1)	(5)	(1)	(7)
Allowance for loan losses, ending 3/31/15	$31	$360	$11	$402

	Three Months Ended June 30, 2014
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 3/31/14	$52	$327	$24	$403
Provision for loan losses	(8)	21	(1)	12
Charge-offs, net	-	(11)	(3)	(14)
Allowance for loan losses, ending 6/30/14	$44	$337	$20	$401

Specific Valuation Allowance Activity(21)

	As of June 30, 2015
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(22)
	(Dollars in millions)
One- to four-family	$225	$(46)	$179	$(12)	$167	7%	25%
Home equity	301	(128)	173	(56)	117	32%	61%
Total	$526	$(174)	$352	$(68)	$284	19%	46%

	As of March 31, 2015
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(22)
	(Dollars in millions)
One- to four-family	$225	$(45)	$180	$(11)	$169	6%	24%
Home equity	312	(132)	180	(62)	118	35%	62%
Total	$537	$(177)	$360	$(73)	$287	20%	46%

	As of June 30, 2014
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(22)
	(Dollars in millions)
One- to four-family	$232	$(45)	$187	$(14)	$173	7%	25%
Home equity	322	(145)	177	(62)	115	35%	64%
Total	$554	$(190)	$364	$(76)	$288	21%	48%

Average Enterprise Balance Sheet Data

	Three Months Ended
	June 30, 2015
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In millions)
Loans(23)	$5,864	$57	3.89%
Available-for-sale securities	13,587	66	1.93%
Held-to-maturity securities	12,366	86	2.78%
Margin receivables	8,118	70	3.44%
Cash and equivalents	1,409	-	0.20%
Segregated cash	379	-	0.15%
Securities borrowed and other	608	31	20.41%
Total enterprise interest-earning assets	$42,331	310	2.93%
Enterprise interest-bearing liabilities:
Deposits	$26,285	$1	0.01%
Customer payables	6,576	1	0.08%
Securities sold under agreements to repurchase(24)	3,642	25	2.77%
FHLB advances and other borrowings(24)	1,306	16	4.65%
Securities loaned and other	1,828	-	0.10%
Total enterprise interest-bearing liabilities	$39,637	43	0.43%
Enterprise net interest income/spread(11)		$267	2.50%

	Three Months Ended
	March 31, 2015
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In millions)
Loans(23)	$6,204	$62	4.00%
Available-for-sale securities	12,341	66	2.15%
Held-to-maturity securities	12,279	88	2.86%
Margin receivables	7,888	68	3.49%
Cash and equivalents	1,408	1	0.18%
Segregated cash	309	-	0.08%
Securities borrowed and other	657	31	19.13%
Total enterprise interest-earning assets	$41,086	316	3.09%
Enterprise interest-bearing liabilities:
Deposits	$25,051	$2	0.03%
Customer payables	6,388	1	0.08%
Securities sold under agreements to repurchase(24)	3,729	26	2.77%
FHLB advances and other borrowings(24)	1,301	15	4.65%
Securities loaned and other	1,759	1	0.13%
Total enterprise interest-bearing liabilities	$38,228	45	0.47%
Enterprise net interest income/spread(11)		$271	2.62%

	Three Months Ended
	June 30, 2014
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In millions)
Loans(23)	$7,416	$77	4.18%
Available-for-sale securities	12,742	72	2.28%
Held-to-maturity securities	11,298	82	2.91%
Margin receivables	7,330	65	3.56%
Cash and equivalents	1,310	1	0.15%
Segregated cash	799	1	0.10%
Securities borrowed and other	500	21	16.43%
Total enterprise interest-earning assets	$41,395	319	3.08%
Enterprise interest-bearing liabilities:
Deposits	$25,239	$2	0.03%
Customer payables	6,250	3	0.16%
Securities sold under agreements to repurchase(24)	4,010	30	2.98%
FHLB advances and other borrowings(24)	1,285	17	5.24%
Securities loaned and other	1,506	-	0.03%
Total enterprise interest-bearing liabilities	$38,290	52	0.53%
Enterprise net interest income/spread(11)		$267	2.55%

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that net income and EPS excluding the income tax benefit resulting from the effective settlement of uncertain tax positions related to the Company’s 2007, 2009, and 2010 federal tax returns and loss on the early extinguishment of corporate debt, corporate cash, tangible book value per share, EBITDA, interest coverage, E*TRADE Bank Tier 1 common ratio and E*TRADE Financial capital ratios calculated prior to Basel III becoming effective for the Company on January 1, 2015 are appropriate measures for evaluating the operating and liquidity performance of the Company. Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods.

Net Income and EPS Excluding Income Tax Benefit and Loss on Early Extinguishment of Corporate Debt

Management believes that excluding the income tax benefit resulting from the effective settlement of uncertain tax positions related to the IRS examination of the Company’s 2007, 2009, and 2010 federal tax returns and loss on the early extinguishment of corporate debt from net income and EPS provides useful additional measures of the Company’s ongoing operating performance because the charge is not directly related to our performance. See endnote (1) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries that can distribute cash to the parent company without any regulatory approval or notification. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See endnote (3) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Tangible Book Value per Share

Tangible book value per share represents shareholders’ equity less goodwill (net of related deferred tax liability) and other intangible assets divided by common stock outstanding. The Company believes that tangible book value per share is a measure of the Company’s capital strength. See endnote (10) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

EBITDA

EBITDA represents net income (loss) before taxes, depreciation and amortization and corporate interest expense. Management believes that EBITDA provides a useful additional measure of the Company’s performance by excluding certain non-cash charges and expenses that are not directly related to the performance of the business. See the table entitled “Key Performance Metrics” for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of the Company’s ability to continue to meet interest obligations and liquidity needs. See endnote (12) for a calculation of this non-GAAP measure on a GAAP basis.

E*TRADE Bank Tier 1 Common Ratio and E*TRADE Financial Capital Ratios

Prior to Basel III becoming effective for the Company on January 1, 2015, E*TRADE Financial capital ratios, including Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios, were based on the Federal Reserve regulatory minimum well-capitalized threshold. E*TRADE Bank’s and E*TRADE Financial’s Tier 1 common ratios were defined as the Tier 1 capital less elements of Tier 1 capital that are not in the form of common equity, such as trust preferred securities, divided by total risk-weighted assets. Management believes these capital ratios are an important measure of E*TRADE Bank’s and the Company’s capital strength. See endnotes (5) and (6) for reconciliations of these non-GAAP measures to the comparable GAAP measures.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as substitutes for, or superior to, net income, consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) The following table provides a reconciliation of net income and EPS after adjusting for the income tax benefit associated with the effective settlement of uncertain tax positions related to our 2007, 2009, and 2010 federal tax returns and the charge related to early extinguishment of corporate debt to GAAP net income and EPS (dollars in millions, except for per share amounts):

	Q2 2015		Q1 2015
	Amount	Diluted EPS	Amount	Diluted EPS

Net income	$292	$0.99	$40	$0.14
Add back impact of corporate debt reduction and refinance:
Loss on early extinguishment of corporate debt	-	-	73	0.25
Income tax related to loss on early extinguishment of corporate debt	-	-	(28)	(0.10)
Net of tax	-	-	45	0.15
Deduct income tax benefit related to effectively settled IRS examination	(220)	(0.74)	-	-
Adjusted net income	$72	$0.25	$85	$0.29

(2) Net new brokerage accounts and end of period brokerage accounts include the closure of 3,484 accounts related to the escheatment of unclaimed property and 3,325 related to the shutdown of the Company’s global trading platform.

(3) The following table provides a reconciliation of corporate cash to GAAP consolidated cash and equivalents at period end (dollars in millions):

	Q2 2015	Q1 2015	Q2 2014
Corporate cash	$406	$258	$570
Bank cash	1,330	606	1,215
E*TRADE Securities cash(a)	111	$134	N/A
International brokerage and other cash	25	27	22
Total consolidated cash and equivalents	$1,872	$1,025	$1,807

(a)	Prior to the E*TRADE Securities move out from under E*TRADE Bank in February 2015, E*TRADE Securities' cash was included in the "Bank cash" line item.

(4) Beginning in the first quarter of 2015, the Company reclassified the revenue earned on customer assets held by third parties from operating interest income to fees and service charges. Prior periods have been reclassified to conform to the current period presentation.

(5) E*TRADE Bank’s Tier 1 leverage, Tier 1 risk-based capital, total risk-based capital and Common Equity Tier 1 ratios are preliminary for the current period. Prior to Basel III becoming effective for E*TRADE Bank on January 1, 2015, E*TRADE Bank’s Tier 1 common ratio was a non-GAAP measure that management believes is an important measure of capital strength. Common Equity Tier 1 capital under Basel III replaced Tier 1 common capital. E*TRADE Bank’s capital ratios are calculated as follows (dollars in millions):

	Q2 2015	Q1 2015	Q2 2014
E*TRADE Bank shareholder's equity(a)	$4,146	$4,165	$5,974
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(258)	(216)	(300)
Goodwill & other intangible assets, net of deferred tax liabilities	38	38	1,500
Disallowed deferred tax assets	82	66	450
E*TRADE Bank Tier 1 capital/Common Equity Tier 1 capital(b)	4,284	4,277	4,324
ADD:
Allowable allowance for loan losses	123	130	221
E*TRADE Bank total capital	$4,407	$4,407	$4,545

E*TRADE Bank average/total assets(a)(c)	$44,021	$43,622	$44,517
DEDUCT:
Disallowed deferred tax assets	82	66	450
Goodwill & other intangible assets, net of deferred tax liabilities	38	38	1,500
Other	-	-	(26)
E*TRADE Bank adjusted average/total assets for leverage capital purposes	$43,901	$43,518	$42,593

E*TRADE Bank total risk-weighted assets(a)(d)	$9,444	$10,095	$17,502

E*TRADE Bank Tier 1 leverage ratio (Tier 1 capital / Adjusted total assets for leverage capital purposes)	9.8%	9.8%	10.2%
E*TRADE Bank Tier 1 capital / Total risk-weighted assets	45.4%	42.4%	24.7%
E*TRADE Bank total capital / Total risk-weighted assets	46.7%	43.7%	26.0%
E*TRADE Bank Common Equity Tier 1 capital / Total risk-weighted assets	45.4%	42.4%	24.7%

(a)	Amounts presented for E*TRADE Bank exclude E*TRADE Securities as of February 1, 2015. We recently received regulatory approval to move both E*TRADE Clearing and E*TRADE Securities out from under E*TRADE Bank. E*TRADE Securities was moved from under E*TRADE Bank effective February 1, 2015 and E*TRADE Clearing was moved from under E*TRADE Bank as of July 1, 2015.
(b)	Common Equity Tier 1 capital under Basel III replaced Tier 1 common capital.
(c)	As of June 30, 2015 and March 31, 2015, E*TRADE Bank’s Tier 1 Leverage ratio was calculated using average total assets. Prior to Basel III becoming effective for E*TRADE Bank, E*TRADE Bank’s Tier 1 Leverage ratio was calculated using end of period total assets.
(d)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(6) E*TRADE Financial’s Tier 1 leverage, Tier 1 risk-based capital, total risk-based capital and Common Equity Tier 1 ratios are preliminary for the current period. Prior to Basel III becoming effective for E*TRADE Financial on January 1, 2015, E*TRADE Financial’s capital ratios were non-GAAP measures and based on the Federal Reserve’s well-capitalized requirements as management believes these ratios are an important measure of the Company's capital strength and managed capital against ratios then applicable to bank holding companies in preparation for the application of these requirements. Common Equity Tier 1 capital under Basel III replaced Tier 1 common capital. E*TRADE Financial’s capital ratios are calculated as follows (dollars in millions):

	Q2 2015	Q1 2015	Q2 2014
E*TRADE Financial shareholders' equity	$5,714	$5,453	$5,188
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(259)	(216)	(300)
Goodwill & other intangible assets, net of deferred tax liabilities	1,441	1,451	1,626
Disallowed deferred tax assets	827	645	1,097
Other(a)	(108)	(108)	-
E*TRADE Financial Common Equity Tier 1 capital(b)	3,813	3,681	2,765
ADD:
Qualifying restricted core capital elements (TRUPs)(a)	-	-	433
E*TRADE Financial Tier 1 capital	3,813	3,681	3,198
ADD:
Allowable allowance for loan losses	136	140	221
Non-qualifying capital instruments subject to phase-out (TRUPs)(a)	325	325	-
E*TRADE Financial total capital	$4,274	$4,146	$3,419

E*TRADE Financial average total assets	$47,133	$45,931	$45,598
DEDUCT:
Goodwill & other intangible assets, net of deferred tax liabilities	1,441	1,451	1,626
Disallowed deferred tax assets	827	645	1,097
Other(a)	(108)	(108)	-
E*TRADE Financial adjusted average total assets for leverage capital purposes	$44,973	$43,943	$42,875

E*TRADE Financial total risk-weighted assets(c)	$10,103	$10,523	$17,510

E*TRADE Financial Tier 1 leverage ratio (Tier 1 capital / Adjusted average total assets for leverage capital purposes)	8.5%	8.4%	7.5%
E*TRADE Financial Tier 1 capital / Total risk-weighted assets	37.7%	35.0%	18.3%
E*TRADE Financial total capital / Total risk-weighted assets	42.3%	39.4%	19.5%
E*TRADE Financial Common Equity Tier 1 capital / Total risk-weighted assets	37.7%	35.0%	15.8%

(a)	As a result of applying the transition provisions under Basel III, the Company included 25% of the TRUPs in the calculation of E*TRADE Financial’s Tier 1 capital and 75% of the TRUPs in the calculation of E*TRADE Financial’s total capital. Prior to Basel III becoming effective for E*TRADE Financial, the Company included 100% of the TRUPs in E*TRADE Financial’s Tier 1 capital due to the regulatory agencies’ delay in the implementation of the TRUPs phase-out until January 1, 2015.
(b)	Common Equity Tier 1 capital under Basel III replaced Tier 1 common capital.
(c)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(7) Reflects elimination of transactions between Trading and Investing and Balance Sheet Management segments, which includes deposit and intercompany transfer pricing arrangements.

(8) Amounts and percentages may not calculate due to rounding.

(9) Operating margin is the percentage of net revenue that results in income before other income (expense) and income taxes. The percentage is calculated by dividing income before other income (expense) and income taxes by total net revenue.

(10) The following tables provide a reconciliation of GAAP book value and book value per share to non-GAAP tangible book value and tangible book value per share at period end (dollars in millions, except per share amounts):

	Q2 2015	Q1 2015	Q2 2014
Book value	$5,714	$5,453	$5,188
Less: Goodwill and other intangibles, net	(1,976)	(1,981)	(1,997)
Less: Deferred tax liability related to goodwill	414	407	371
Tangible book value	$4,152	$3,879	$3,562

	Q2 2015	Q1 2015	Q2 2014
Book value per share	$19.69	$18.81	$17.97
Less: Goodwill and other intangibles, net per share	(6.81)	(6.83)	(6.92)
Less: Deferred tax liability related to goodwill per share	1.43	1.40	1.29
Tangible book value per share	$14.31	$13.38	$12.34

(11) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities and customer assets held by third parties.

(12) Interest coverage represents the ratio of the Company’s EBITDA to its corporate interest expense. The interest coverage ratio calculated based on the Company’s net income to its corporate interest expense was 19.5, 1.9, and 2.4 for the three months ended June 30, 2015, March 31, 2015, and June 30, 2014, respectively.

(13) E*TRADE Bank net income is calculated as follows (dollars in millions):

	Q2 2015	Q1 2015	Q2 2014
Total net revenue	$219	$296	$426
Provision for loan losses	3	5	12
Total operating expenses	82	138	254
Other income (expense)	(2)	(1)	(1)
Income before income taxes	132	152	159
Income tax expense	18	60	53
Net income	$114	$92	$106

(14) The brokerage account attrition rate is calculated by dividing attriting brokerage accounts, which are gross new brokerage accounts less net new brokerage accounts, by total brokerage accounts at the previous period end. This rate is presented on an annualized basis.

(15) Customer assets held by third parties are held outside E*TRADE Financial and include money market funds and sweep deposit accounts at unaffiliated financial institutions. Customer assets held by third parties are not reflected in the Company’s consolidated balance sheet and are not immediately available for liquidity purposes. However, we maintain the ability to bring the majority of these customer assets back on-balance sheet with appropriate notification to the third party financial institutions and customer consent, as appropriate. The following table provides details of customer assets held by third parties (dollars in billions):

	Q2 2015	Q1 2015	Q2 2014
Money market fund	$7.7	$7.6	$6.3
Sweep deposits at unaffiliated financial institutions	3.3	3.6	4.5
Subtotal	11.0	11.2	10.8
Municipal funds and other	3.6	3.7	3.5
Total customer assets held by third parties	$14.6	$14.9	$14.3

(16) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(17) Delinquent loans include charge-offs for loans that are in bankruptcy or are 180 days past due which have been written down to their expected recovery value. The following table shows the total amount of charge-offs on loans that are still held by the Company at the end of the periods presented (dollars in millions):

	Q2 2015	Q1 2015	Q2 2014
One- to four-family	$122	$123	$137
Home equity	243	250	274
Total charge-offs	$365	$373	$411

(18) Includes unpaid principal balances and premiums (discounts).

(19) The TDR loan performance detail is a subset of the Company’s total loan performance. TDRs include loan modifications performed under the Company’s modification programs. Beginning in Q412, loans that had been charged-off due to bankruptcy notification were also considered TDRs.

(20) Beginning on January 1, 2015, regulatory capital for E*TRADE Bank and E*TRADE Financial was calculated under the Basel III Standardized Approach, subject to transition provisions.

(21) Modifications are a subset of TDRs, and represent loan modifications performed under the Company’s modification programs. They do not include loans that have been charged-off due to the Company receiving notification of bankruptcy if the loan has not been modified previously by the Company. The following table shows the reconciliation of total TDRs that had a modification and those which the Company received a notification of bankruptcy (dollars in millions):

	Q2 2015	Q1 2015	Q2 2014
Modified loans	$352	$360	$364
Bankruptcy loans	168	174	181
Total TDRs	$520	$534	$545

(22) The total expected losses on modifications includes both the previously recorded charge-offs and the specific valuation allowance.

(23) Includes loans held-for-sale and excludes loans to customers on margin.

(24) Scheduled balances for FHLB advances and securities sold under agreements to repurchase are shown below (dollars in millions):

Date	Balance
12/31/2015	$4,205
12/31/2016	$3,510
12/31/2017	$2,655
12/31/2018	$1,940
12/31/2019	$1,445
12/31/2020	$1,150
12/31/2021	$1,050
12/31/2022	$-

CONTACT:
E*TRADE Media Relations
Thayer Fox, 646-521-4418
thayer.fox@etrade.com
or
E*TRADE Investor Relations
Brett Goodman, 646-521-4406
brett.goodman@etrade.com